Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of New England Business Service, Inc. on Form S-8 of our reports dated
July 22, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of New England Business Service, Inc. for the year ended
June 24, 1994.


/s/ Deloitte & Touche LLP

    Boston, Massachusetts
    October 27, 1994